UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

                                Date of report (Date of earliest event reported)   July 6, 2007

inVentiv Health, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

                                                         0-30318                                 52-2181734
                   (Commission File Number)         (IRS Employer Identification No.)

                                Vantage Court North, 200 Cottontail Lane, Somerset, New Jersey     08873
                        (Address of Principal Executive Offices)           (Zip Code)

(800) 416-0555
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below is incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 6, 2007, inVentiv Health, Inc. (“inVentiv”) entered into an Amended and Restated Credit Agreement among inVentiv, certain of its subsidiaries as guarantors, the lenders party thereto, UBS Securities LLC, as bookmanager and as joint lead arranger, KeyBank N.A. and General Electric Capital Corporation as co-documentation agents, UBS Loan Finance LLC, as swingline lender, UBS AG, Stamford Branch, as issuing bank, as administrative agent for the Lenders and as collateral agent, Banc of America Securities LLC, as joint lead arranger, and Bank of America, N.A., as syndication agent (the “Credit Agreement”). The Credit Agreement provides for an unsecured term loan of $330 million which was made available to inVentiv in a single drawing, up to $20 million in additional term loans (“delayed draw term loans”) that may be advanced no later than January 6, 2008, a $50 million revolving credit facility, of which $10 million is available for the issuance of letters of credit, and a swingline facilty.

The term loan will mature on the seventh anniversary of the Credit Agreement, with scheduled quarterly amortization of 1% per year during years one through six and 94% during year six. The delayed draw term loans will mature on the seventh anniversary of the Credit Agreement, with scheduled quarterly amortization of 0.25% per quarter and the balance becoming due on such seventh anniversary. The revolving loans will mature on the sixth anniversary of the Credit Agreement. Amounts advanced under the Credit Agreement must be prepaid with a percentage, determined based on a leverage test set forth in the Credit Agreement, of Excess Cash Flow (as defined in the Credit Agreement) and the proceeds of certain non-ordinary course asset sales, certain issuances of debt obligations and 50% of certain issuances of equity securities of inVentiv and its subsidiaries, subject to certain exceptions. inVentiv may elect to prepay the loans, in whole or in part at any time, in certain minimum principal amounts, without penalty or premium (other than normal LIBOR break funding costs). Amounts borrowed under the Credit Agreement in respect of term loans (including delayed draw term loans) that are repaid or prepaid may not be reborrowed. Amounts borrowed under the Credit Agreement in respect of revolving loans may be paid or prepaid and reborrowed.

Interest on the loans will accrue, at inVentiv’s election, at either (1) the Alternate Base Rate (which is the greater of UBS’s prime rate and federal funds effective rate plus  1/2 of 1%) or (2) the Adjusted LIBOR Rate, with interest periods determined at inVentiv’s option of 1, 2, 3 or 6 months (or, if the affected lenders agree, 9 months), in each case plus a spread based equal to 0.75% for Alternate Base Rate loans and 1.75% for Adjusted LIBOR Rate loans.

The Credit Agreement contains, among other things, conditions precedent, representations and warranties, covenants and events of default customary for facilities of this type. Such covenants include certain limitations on indebtedness, liens, sale-leaseback transactions, guarantees, fundamental changes and transactions with affiliates. The Credit Agreement also includes a financial covenant under which inVentiv is required to maintain a total leverage ratio that does not exceed, as of the last day of any four consecutive fiscal quarters, 4.0 to 1.0 through December 31, 2009 and 3.5 to 1.0 thereafter.

Under certain conditions, the lending commitments under the Credit Agreement may be terminated by the lenders and amounts outstanding under the Credit Agreement may be accelerated. Such events of default include failure to pay any principal, interest or other amounts when due, failure to comply with covenants, breach of representations or warranties in any material respect, non-payment or acceleration of other material debt of inVentiv and its subsidiaries, bankruptcy, insolvency, material judgments rendered against inVentiv or certain of its subsidiaries or a 40% change of control of inVentiv, subject to various exceptions and notice, cure and grace periods.

A copy of the Credit Agreement is attached hereto as Exhibit 10.22 and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 7.01 below is incorporated by reference.

Item 7.01 Regulation FD Disclosure

On July 6, 2007, inVentiv completed the previously announced acquisition of AWAC.MD, Inc., Innovative Health Strategies, Inc. and iProcert, LLC (collectively “AWAC”). AWAC is a leading provider of proprietary IT-driven cost containment and medical consulting solutions to third party administrators, ERISA self-funded plans, fully insured plans, employer groups, managing general underwriters and insurance carriers. inVentiv acquired AWAC for $75 million in cash and stock, plus earn-out payments for exceeding specified financial targets. inVentiv issued 137,400 shares of its common stock in partial satisfaction of the closing date consideration provided under the AWAC acquisition agreement.

Also on July 6, 2007, inVentiv completed the previously announced acquisition of Chandler Chicco Agency (“CCA”), the world’s largest privately-held healthcare public relations firm. CCA will operate within the inVentiv Communications division, which provides a full suite of integrated healthcare marketing ad communications solutions. inVentiv acquired CCA for $65 million in cash and stock, plus earn-out payments for exceeding specified financial targets. inVentiv issued 327,600 shares of its common stock in partial satisfaction of the closing date consideration provided under the CCA acquisition agreement.

The common stock issued pursuant to the AWAC and CCA acquisition agreements was exempt from registration pursuant to either Regulation D or Section 4(2) of the Securities Act of 1933, as amended. In each case, there has been no general solicitation or advertising, the number of recipients of such unregistered shares was limited and such recipients are accredited and/or sophisticated.

A copy of the press release announcing the completion of the AWAC and CCA acquisitions is being furnished pursuant to Regulation FD. The information contained in the press release included herewith shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, such information shall not be deemed to be incorporated by reference into inVentiv’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

Attached as Exhibit 99.2 is certain information that was prepared by inVentiv in connection with the syndication of the Credit Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release of inVentiv dated July 10, 2007 announcing the completion of the AWAC and CCA acquisitions.

99.2	Certain Information Concerning inVentiv

10.22
Amended and Restated Credit Agreement dated July 6, 2007 among inVentiv, certain of its subsidiaries as guarantors, the lenders party thereto, UBS Securities LLC, as bookmanager and as joint lead arranger, KeyBank N.A. and General Electric Capital Corporation as co-documentation agents, UBS Loan Finance LLC, as swingline lender, UBS AG, Stamford Branch, as issuing bank, as administrative agent for the Lenders and as collateral agent, Banc of America Securities LLC, as joint lead arranger, and Bank of America, N.A., as syndication agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENTIV HEALTH, INC.

Date : July 12, 2007                By /s/ David Bassin
                            Name: David Bassin
    Title: Chief Financial Officer and Secretary
  (Principal Accounting and Financial Officer)